250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Jillian Cutrone Tel: (518) 415-4306 Fax: (518) 745-1976

Arrow Declares Cash Dividend

GLENS FALLS, N.Y. (January 31, 2018) -- The Board of Directors of Arrow Financial Corporation (NasdaqGS® - AROW) on January 31, 2018, declared a quarterly cash dividend of $0.25 per share payable March 15, 2018, to shareholders of record March 1, 2018. This represents an increase of 3% over the cash dividend paid in the first quarter of 2017, as a result of the 3% stock dividend distributed September 28, 2017.
------

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc.; Upstate Agency, LLC, specializing in property and casualty insurance; and Capital Financial Group, Inc., specializing in the sale and servicing of group health plans.

1